Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-197104) pertaining to the 2014 Omnibus Stock Incentive Plan of Colony NorthStar, Inc. our report dated April 14, 2016, with respect to the consolidated financial statements of Townsend Holdings LLC and Subsidiaries included in Colony NorthStar, Inc.’s Current Report (Form 8-K12B) dated January 10, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

January 10, 2017